Exhibit 10.36

ZIVO BIOSCIENCE, INC.

STOCK OPTION GRANT NOTICE

(2019 OMNIBUS LONG-TERM INCENTIVE PLAN)

Zivo Bioscience, Inc. (the “Company”), pursuant to its 2019 Omnibus Long-Term Incentive Plan (the “Plan”) hereby grants to Participant an option to purchase the number of Shares of the Company’s common stock set forth below. This Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice, in the Award Agreement, the Plan, the Notice of Exercise, and that certain Employment Agreement between Participant and the Company dated November 15, 2019 (the “Employment Agreement”) all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. If there is any conflict between the terms in this Stock Option Grant Notice and the Plan, the terms of the Plan will control.

Participant:	Andrew Dahl
Date of Grant:	November 15, 2019
Vesting Commencement Date:	See Employment Agreement
Number of Shares Subject to Option:	35,000,000
Exercise Price (Per Share):	$0.10
Total Exercise Price:	$3,500,000
Expiration Date:	November 15, 2029

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	See Employment Agreement

Vesting Schedule:	See Employment Agreement

Payment:	By one or a combination of the following items (described in the Award Agreement):

[  ] By cash, check, bank draft or money order payable to the Company

[  ] Pursuant to a Regulation T Program if the shares are publicly traded

[  ] By delivery of already-owned shares if the shares are publicly traded

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Award Agreement and the Plan. Participant acknowledges and agrees that this Stock Option Grant Notice and the Award Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Grant Date, this Stock Option Grant Notice, the Award Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding this Option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of, if applicable, (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement or other written agreement entered into between the Company and Participant specifying the terms that should govern this Option upon the terms and conditions set forth therein.

By accepting this option, Participant acknowledges having received and read the Stock Option Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan and related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ZIVO BIOSCIENCE, INC.		PARTICIPANT

By:	/s/ Philip M. Rice II	By:	/s/ Andrew A. Dahl
Signature			Signature

Title:	Chief Financial Officer	Date:	November 29, 2019
Date:	November 29, 2019

ATTACHMENTS: Award Agreement, 2019 Omnibus Long-Term Incentive Plan and Notice of Exercise, Employment Agreement